Exhibit 23.2

TBPELS REGISTERED ENGINEERING FIRM F-1580
555 17TH STREET SUITE 985	DENVER, COLORADO 80202	TELEPHONE (303) 339-8110

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm in this Registration Statement on Form S-3 of BKV Corporation (including any amendments thereto), and to the use of information from, and the inclusion or incorporation by reference of, our reports regarding those quantities estimated by Ryder Scott of proved reserves of BKV Corporation and its subsidiaries, the future net revenues from those reserves and their present value for the years ended December 31, 2025, 2024 and 2023, and to the inclusion of our summary reports dated January 6, 2026 and January 27, 2026, each included in BKV Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and incorporated by reference in this Registration Statement on Form S-3 of BKV Corporation. We further consent to the reference to our firm as experts in this Registration Statement, including the Prospectus included in the Registration Statement.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Denver, Colorado

August 20, 2026

1100 LOUISIANA, SUITE 4600	HOUSTON, TEXAS 77002-5294	TEL (713) 651-9191	FAX (713) 651-0849
SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799